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Jones, Jensen & Company, LLC
Certified Public Accountants
/End of Letterhead/




                  CONSENT OF INDEPENDENT AUDITOR
                 -------------------------------


Board of Directors
Siclone Industries, Inc.
Salt Lake City, Utah


We hereby consent to the use of our audit report dated February
5, 1999, in this Form 10SB of Siclone Industries, Inc., for the year ended December 31, 1998, which is part of this Form 10SB and all reference to our firm included in this Form 10SB.



/S/ Jones, Jensen & Company
Jones, Jensen & Company
Salt Lake City, Utah
April 12, 1999